UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 3, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)


               1-10315                              63-0860407
               -------                              ----------
      (Commission File Number)           (IRS Employer Identification No.)


              One HEALTHSOUTH Parkway, Birmingham, Alabama   35243
          ----------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                                (205) 967-7116
                                --------------
             (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. Entry into a Material Definitive Agreement.

           The description of the material terms of the Employment Agreement (the "Agreement"), dated as of September 3, 2004 between HEALTHSOUTH Corporation (the "Company") and Mr. John L. Workman contained in Item 5.02 of this Form 8-K is incorporated by reference into this Item 1.01.


ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

           On September 7, 2004, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the appointment of Mr. John L. Workman, 53, to the position of Executive Vice President and Chief Financial Officer of the Company, effective September 20, 2004 (the "Commencement Date"). Mr. Workman served as the Chief Executive Officer of U.S. Can Company, a manufacturer of aerosol and general line cans from February 2003 until April 2004. Prior to being named its Chief Executive Officer, Mr. Workman served U.S. Can Company as its Chief Operating Officer from October 2002 to February 2003 and as its Executive Vice President and Chief Financial Officer from August 1998 until October 2002. Prior to joining U.S. Can Company, Mr. Workman was employed by Montgomery Ward & Company, Inc. for more than fourteen years, holding various financial roles, including Chief Financial Officer and then Executive Vice President and Chief Restructuring Officer. Mr. Workman, a certified public accountant, has a bachelor's degree in accounting from Indiana University and earned his MBA from the University of Chicago.

           In connection with the appointment of Mr. Workman as Executive Vice President and Chief Financial Officer of the Company, the Company entered into the Agreement. Pursuant to the terms of the Agreement, Mr. Workman will receive an annual base salary of $475,000, which will be subject to annual adjustments determined by the Compensation Committee. Mr. Workman will also receive a signing bonus of $75,000 and an annual bonus that will be based on both the performance of the Company and Mr. Workman's personal performance. Mr. Workman will be entitled to receive certain medical and life insurance benefits and other employee benefits and perquisites of the sort provided to other similarly-situated officers of the Company and also reimbursement of certain costs of relocating to Birmingham, Alabama, the location of the Company's headquarters.

           The Agreement also provides that on the Commencement Date, the Company will grant to Mr. Workman 27,500 shares of restricted stock pursuant to the Company's 1998 Restricted Stock Plan. These shares of restricted stock will vest on September 20, 2007, provided Mr. Workman is employed by the Company on such date. The Company will also grant to Mr. Workman on the Commencement Date an option to purchase an aggregate of 55,000 shares of the Company's common stock pursuant to the Company's 1995 Stock Option Plan. The per share exercise price of the shares underlying the option will be equal to the last reported sales price for a share of common stock on the Commencement Date as quoted by brokers and dealers trading in the shares in the over-the-counter market. The option will vest and become exercisable with respect to one third of the shares on each of the first three anniversaries of the Commencement Date, provided Mr. Workman is employed by the Company on each such date. The Agreement also provides that Mr. Workman is to receive equity incentives commensurate with the incentives provided to similarly-situated officers of the Company, upon terms no less favorable than those applicable to such similarly-situated officers.

           The Agreement will be effective for a term of three years following the Commencement Date and will renew for successive one-year terms if not terminated by either party within ninety days of the scheduled date of termination. If the Agreement is terminated by the Company without cause, by Mr. Workman for good reason or within sixty days following a change of control of the Company, or by either party as a result of death or disability, Mr. Workman will be entitled to receive (i) any salary, bonus or other payments due as of the date of termination and shall be entitled to any other benefits or entitlements, including any vested stock options, through the date of such termination or such longer period as provided under certain benefit plans of the Company, (ii) reimbursement for certain relocation expenses, (iii) certain severance payments and benefits, including up to twenty-four months of Mr. Workman's salary, as provided for in the Agreement and (iv) all shares of restricted stock granted to him pursuant to the Agreement, free of all restrictions other than those required by law. If the Agreement is terminated by the Company for cause or by Mr. Workman without good reason, Mr. Workman will receive any salary, bonus or other payments due as of the date of termination, including any vested stock options, but will not receive any severance payments provided for under the terms of the Agreement or certain other benefits he would be entitled to were the Agreement not terminated for cause or without good reason.

           The Agreement also contains certain non-competition and non-disclosure provisions which are effective throughout the term of Mr. Workman's employment and for a period of twelve and twenty-four months, respectively, thereafter. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

           There have been no transactions since January 1, 2003, or proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Workman had or is to have a direct or indirect material interest. In addition, Mr. Workman has no family relationships with any other executive officer or director of the Company.


ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HEALTHSOUTH CORPORATION


                                     By: /s/  Gregory L. Doody
                                         ------------------------------
                                         Name:  Gregory L. Doody
                                         Title: Executive Vice President,
                                                  General Counsel and Secretary


Dated:  September 9, 2004


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                                 EXHIBIT INDEX

Exhibit No.                  Description
-----------                  -----------

10.1 Employment Agreement, dated as of September 3, 2004, between HEALTHSOUTH Corporation and John L. Workman.

99.1              Press release of HEALTHSOUTH Corporation dated
                  September 7, 2004.